Managed Account Series:

Mid Cap Value Opportunities Portfolio

FILE #811-21763

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/16/06	NYMEX HOLDINGS	6,500,000	400	J.P. Morgan Securities Inc.; Merrill Lynch, Pierce Fenner & Smith Incorporated; Banc of America Securities LLC; Citigroup Global Markets Inc.; Lehman Brothers Inc.; Sandler O'Neill & Partners, L.P.
11/20/06	SPIRIT AEROSYSTEMS	55,083,334	6,800

Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC.; Citigroup Global Markets Inc.; Cowen and Company, LLC; Deutsche Bank Securities Inc.; Griffiths McBurney Corp. as Agent Affiliate of GMP Securities L.P.; Jefferies & Company, Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; RBC Capital Markets Corporation; Scotia Capital (USA) Inc.; UBS Securities LLC; Westwind Partners (USA) Inc.

2/8/2007	FORTRESS INVESTMENT GROUP L.L.C.	32,286,000	8,900 shares

Goldman, Sachs & Co.; Lehman Brothers Inc.; Banc of America Securities LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Bear, Stearns & Co. Inc.; Lazard Capital Markets LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Wells Fargo Securities, LLC; Friedman, Billings, Ramsey & Co., Inc.; Jefferies & Company, Inc.; JMP Securities LLC; Keybanc Capital Markets, a Division of McDonald Investments Inc.; Sandler O'Neill & Partners, L.P.

Managed Account Series:

Mid Cap Value Opportunities Portfolio

FILE #811-21763

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/7/2007	CLEARWIRE CORP.	24,000,000	5,600 shares

Merrill Lynch, Pierce, Fenner & Smith; Morgan Stanley & Co. Incorporated; J.P. Morgan Securities Inc.; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Incorporated; Citigroup Global Markets Inc.; Jefferies & Company, Inc.; Raymond James & Associates, Inc.; ThinkEquity Partners LLC; Stifel, Nicolaus & Company, Incorporated; D.A. Davidson & Co.; A.G. Edwards & Sons, Inc.; JMP Securities LLC; McAdams Wright Ragen, Inc.; Morgan Keegan & Company, Inc.; Susquehanna Financial Group, LLLP; Wedbush Morgan Securities Inc.; Wells Fargo Securities, LLC

3/14/2007	BIGBAND NETWORKS INC.	600,000,000	3,900,000	Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Jefferies & Company, Inc.; Cowen and Company, LLC; ThinkEquity Partners LLC